UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2005

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

11425 West Lake Park Drive, Suite 900 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2005, the compensation committee of ARI Network Services, Inc. approved fiscal year 2005 bonus payments tied to individual performance objectives.  Total fiscal 2005 current year bonuses for executive officers were as follows:

Fiscal 2005 Bonus
Brian Dearing	$72,839
Timothy Sherlock	$41,944
John Bray	$29,431
Jeffrey Horn	$30,505
Michael McGurk	$42,579
Frederick Tillman	$40,569

On October 11, 2005, the compensation committee also approved a change to the fiscal year 2006 current year bonus plan.  In lieu of four, equally weighted performance goals, three of the performance goals (net income, cash flow from operations before changes in working capital and individual performance objectives) will only be paid to a maximum of 50% of the target amounts if the other performance goal (growth revenue) is not achieved at the 80% threshold level.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 12, 2005

ARI NETWORK SERVICES, INC.

By:  /s/ Brian E. Dearing

Brian E. Dearing

Chairman and Chief Executive Officer

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